EXHIBIT 99.1

Palladyne AI Corp. Appoints Retired Lieutenant General Stephen M. Twitty to Board of Directors

Former U.S. Army Lieutenant General brings 40 years of distinguished military service, technology expertise, and deep relationships to the Palladyne AI board

SALT LAKE CITY– September 23, 2025 – Palladyne AI Corp. (NASDAQ: PDYN and PDYNW) (“Palladyne AI”), a developer of artificial intelligence software for robotic platforms in the defense and commercial sectors, today announced that Stephen “Steph” M. Twitty has joined its Board of Directors. Twitty retired from the United States Army as a Lieutenant General after 40 years of distinguished service. General Twitty’s appointment underscores Palladyne AI’s commitment to bridging advanced embodied AI technology with real-world defense applications in the near term.

Twitty had a decorated military career as an infantry officer in the Army, commanding units in nearly every echelon and serving in five combat tours. In his final military assignment, Twitty served as the Deputy Commander of the United States European Command in Stuttgart, Germany. He has received numerous awards, including the Silver Star Medal, our nation’s 3rd highest award for valor.

Since his military retirement, Twitty has served as the senior executive lead for U.S. training operations at Valiant Integrated Services and is a board member for Karman Space and Defense (NYSE: KRMN), Weibel Scientific, and Mexora, Inc. He is also a board advisor for Accelint, Dataminr, HDT-Global, and Raft Inc. He serves as a senior advisor to the Chertoff Group and Ernst and Young. Twitty is a frequent military commentator for CNBC, offering his perspective on a variety of defense-related topics.

“I am honored to join Palladyne AI’s Board of Directors,” said Twitty. “AI and autonomy are transforming the future of defense. Palladyne’s embedded AI solutions, particularly the autonomous drone swarming capability, represent the future of precision, deterrence, and overmatch. I am delighted to be working with a team that has already demonstrated what many think is years away.”

“I am thrilled to welcome Steph to the Palladyne AI Board of Directors,” said Ben Wolff, President and CEO, Palladyne AI. “His visionary leadership, deep relationships, and operational insight into global defense challenges will help accelerate our mission of enabling embedded AI that substantially enhances the ability to meet mission objectives while also mitigating unintended consequences.”

For more information on Palladyne AI and its artificial intelligence software for robotic platforms, please visit www.palladyneai.com.

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About Palladyne AI Corp.

Palladyne AI Corp. (NASDAQ: PDYN) has developed an advanced artificial intelligence (AI) and machine learning (ML) software platform poised to revolutionize the capabilities of robots, enabling them to observe, learn, reason, and act in a manner akin to human intelligence. Our AI and ML software platform empowers robots to perceive variations or changes in the real-world environment, enabling them to autonomously maneuver and manipulate objects accurately in response.

The Palladyne AI software solution operates on the edge and dramatically reduces the significant effort required to program and deploy robots, enabling industrial robots and collaborative robots (cobots) to quickly achieve autonomous capabilities even in dynamic and/or complex environments. It is designed to enable robotic systems to perceive their environment and quickly adapt to changing circumstances by generalizing (i.e., learning) from their past experience using dynamic real-time operations “on the edge” (i.e., on the robotic system) without extensive programming and with minimal robot training. Palladyne AI believes its software has wide application, including in industries such as automotive, aviation, construction, defense, general manufacturing, infrastructure inspection, logistics and warehousing. Its applicability extends beyond traditional robotics to include Unmanned Aerial Vehicles (UAVs), Unmanned Ground Vehicles (UGVs), and Remotely Operated Vehicles (ROVs). Palladyne AI’s approach is expected to elevate the return on investment associated with a diverse range of machines that are fixed, fly, float, or roll.

By enabling autonomy, reducing programming complexity, and enhancing efficiency, we are paving the way for a future where machines can excel in tasks that were once considered beyond their reach.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the capabilities or future capabilities of the Company’s AI/ML foundational technology and related software products, the benefits of the software and the industries that could benefit from it, and the applicability of the software to different kinds of machines (such as UAVs, UGVs and ROVs). Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Palladyne AI’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Palladyne AI is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Palladyne AI has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks facing Palladyne AI and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Palladyne AI with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Palladyne AI Investor Contact:

IR@palladyneai.com

Palladyne AI Press Contact:

PR@palladyneai.com